EXHIBIT 10.1

MONUMENTAL MARKETING INC.

7 Jabotinsky st., Aviv Tower

46th floor (at Innovetica group offices)

Ramat Gan 52520, Israel

November 14, 2006

John Lund.

6660 Linda Vista Blvd.

Missoula, Montana

59803

Dear Mr. Lund

Re: Bridge Loan granted by John Lund (“Lund”) to Monumental Marketing Inc (the “Company”)

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have agreed to loan $50,000 (the “Loan”) to the Company on the following terms and conditions:

1.	The principal amount of the Loan, together with accrued interest, shall be due and payable on the date which is 120 days from the date of advance (the “Maturity Date”):
2.	The Company may repay any or all outstanding amounts of principal at any time, without penalty.
3.	The Loan might be given to the company’s subsidiary, and the subsidiary might repaid the Loan, according to that agreement.
4.	The Loan shall bear interest at eight per cent (8%) per annum and shall be payable on the Maturity Date, or earlier, if the principal will be repaid then.
5.

In consideration of the Loan, the Company will issue to Lund 125,000 common shares in its capital stock which will be restricted under Rule 144. These shares have piggyback registration rights for any registration conducted by the company other than on form S-8. In the event the Company undertakes a registration of shares and does not include the Lund Shares, and/or if the loan was not repaid at 120 days of the execution date of the loan, and/or if the lender chooses to converts the loan into common stock, the Company will issue an additional 50,000 Warrants at $0.15 a share to Lund,. The warrants will be in effect for 3 years.

6.

In the event that the Loan is not repaid by the Maturity Date, Lund may convert all or any portion of the Loan to common shares of the Company at a price of $0.10 per share until the Loan is fully converted or repaid in full.

7.

Lund acknowledges that it is an accredited investor as defined under US Securities Laws and will execute and return the Accredited Investor Questionnaire attached as a schedule to this letter. Lund acknowledges that the Company is a reporting issuer but that it currently has no trading market and there is no guarantee that a trading market will develop. Lund further acknowledges that the Company is not current in its SEC mandated filings.

8.	The obligations of the Company will be evidenced by a promissory note in the form attached hereto.
9.	The Company will pay a fee of 5% cash and 15,000 cashless warrants for 3 Years at $0.10 to _______________________________Corp. as a finders fee.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

MONUMENTAL MARKETING INC.

Per:

Authorized Signatory

Acknowledged and agreed to this _______ day of __________________, 2006 by:

John Lund

Per:

                Authorized Signatory

PROMISSORY NOTE

US $50,000	November 14, 2006

MONUMENTAL MARKETING INC.

7 Jabotinsky st., Aviv Tower

46th floor (at Innovetica group offices)

Ramat Gan 52520, Israel

FOR VALUE RECEIVED, Monumental Marketing Inc. (“Monumental”) promises to pay to the order of John Lund (the “Lender”), the principal sum of $50,000 (the “Principal Sum”) in lawful currency of the United States.

Monumental shall pay the Lender all of the principal and accrued interest evidenced by this Promissory Note on the date which is 120 days from the date of advance (the “Maturity Date”).

The Principal Sum or such amount as shall remain outstanding from time to time shall bear interest thereon, calculated annually, not in advance, at a rate of eight (8%) per cent per annum commencing on the date the Principal Sum is advanced by the Lender to Monumental and shall be payable on maturity. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between Monumental and the Lender dated as November 14, 2006.

Monumental shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.

MONUMENTAL MARKETING INC.
__________________________________________
Signature
__________________________________________
Name of Signatory and Title